                                                                     Exhibit 4.2

                  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

        This Agreement is made as of December , 1996, by and among NetRight Technologies, Inc., a Delaware corporation (the "Company"), Mahmood Panjwani and Rafiq Mohammadi (collectively, the "Founders" and singularly a "Founder"), and the Purchasers listed on Exhibit A hereto.

                                    RECITALS

        A. The Founders each currently own shares of the Company's Common Stock (the "Common Stock"), as set forth on Exhibit B.

        B. The Purchasers purchased, in the aggregate, 1,500,000 shares of Series A Preferred Stock of the Company, pursuant to that certain Series A Preferred Stock Purchase Agreement "Purchase Agreement").

        C. To induce the Purchasers to purchase the Series A Preferred Stock from the Company, the Founders have agreed to grant the Company and the Purchasers certain rights of first refusal and co-sale with respect to Common Stock currently owned by the Founders and any other stock of the Company hereafter owned or acquired by the Founders, all on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

        1. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

                (a) "IPO" means the first underwritten sale of Company securities to the public pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), in which the gross proceeds to the Company equal or exceed $7,500,000.

                (b) "Purchasers' Share" means as to the Right of Co-Sale, the ratio determined by dividing (A) the number of shares of Stock (as defined below) held by a Purchaser by (B) the number of shares of Stock held by all Purchasers plus the number of shares of Stock held by the Founders selling such Offered Stock.

                (c) "Offered Stock" means all Stock proposed to be Transferred by a Founder.

                (d) "Right of Co-Sale" means the right of co-sale provided to the Purchasers in Section 4 of this Agreement.

                (e) "Right of First Refusal" means the right of first refusal provided to the Purchasers in Section 3 of this Agreement.

                (f) "Stock" means and includes all shares of Common Stock issued and outstanding at the relevant time plus (i) all shares of Common Stock that may be issued upon exercise of any options, warrants and other rights of any kind that are then exercisable, and (ii) all shares of Common Stock that may be issued upon conversion of (A) any convertible securities, including, without limitation, preferred stock and debt securities then outstanding, which are by their terms then convertible into or exchangeable



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

for Common Stock or (B) any such convertible securities issuable upon exercise of options, warrants or other rights that are then exercisable.

                (g) "Transfer" means and includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

                        (i) any bona fide pledge if the pledgee executes a counterpart copy of this Agreement and becomes bound thereby in the same manner as a Founder;

                        (ii) any transfers of Stock by a Founder to a Founder's spouse, lineal descendant or antecedent, father, mother, brother or sister of a Founder, the adopted child or adopted grandchild of a Founder, or the spouse of any child, adopted child, grandchild or adopted grandchild of a Founder, or to a trust or trusts for the exclusive benefit of a Founder or a Founder's family members as described in this Section, or transfers of Stock by the Founder by devise or descent, in all cases if the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby in the same manner as the Founders;

                        (iii) any transfer of Stock by the Founders made: (A) pursuant to a merger or consolidation of the Company with or into another corporation or corporations; (B) pursuant to the winding up and dissolution of the Company; (C) at, and pursuant to, the IPO; or (D) to a Purchaser pursuant to this Agreement; or

                        (iv)    any bona fide gift to not-for-profit
organizations.

        2. Notice of Proposed Transfer. Before any of the Founders may effect any Transfer of any Stock, a Founder must give at the same time to the Company and the Purchasers a written notice signed by the Founder ("Founder's Notice") stating (a) the Founder's bona fide intention to transfer such Offered Stock; (b) the number of shares of the Offered Stock; (c) the name, address and relationship, if any, to the Founder of each proposed purchaser or other transferee; and (d) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Founder proposes to transfer such Offered Stock (the "Offered Price"). Upon the request of the Company or a Purchaser, the Founder will promptly furnish such information to the Company and to the Purchasers as may be reasonably requested to establish that the offer and proposed transferee are bona fide.

        3.      Right of First Refusal.

                (a) The Company and Purchasers' Right. With respect to any Transfer by any Founder, the Company and the Purchasers shall have the Right of First Refusal to purchase all or any part of the Offered Stock, exercisable as set forth in Subsections (b) and (c) hereof, except that each Founder shall be permitted to Transfer, and the Company's and the Purchasers' Right of First Refusal shall not apply to the Transfer of, in the aggregate, up to five percent (5%) of the Founder's Stock.

                (b) Exercise of the Company's Right of First Refusal. The Company's Right of First Refusal may be exercised as follows:

                        (i) The Company shall have the opportunity to purchase all or any part of the Offered Stock.



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                        (ii)    If the Company desires to purchase all or any
part of the Offered Stock, the Company must, within the twenty (20) day period (the "Company Refusal Period") commencing on the date of the Founder's Notice, give written notice to the Founder of the Company's election to purchase the Offered Stock. In the event that the Company elects not to purchase all of the Offered Stock, the remaining shares of Offered Stock may be purchased by the Purchasers as set forth in Section 3(c) below.

                        (iii) Within fifteen (15) days after expiration of the Company Refusal Period, the Company will give written notice (the "Company's Expiration Notice") to the Founder and to the Purchasers specifying either (A) that all or a portion of the Offered Stock was subscribed by the Company exercising its Right of First Refusal or (B) that the Company does not have the right to purchase any of the Offered Stock because the Company did not timely exercise its Right of First Refusal to purchase the Offered Stock.

                (c) Exercise of Purchasers' Right of First Refusal. The Purchasers' Right of First Refusal may be exercised as follows:

                        (i) In the event the Company does not purchase all of the Offered Stock, each Purchaser shall have the opportunity to purchase its pro rata share of the remaining Offered Stock. A Purchaser's pro-rata share shall be determined by dividing the number of shares of Stock held by a Purchaser by the total number of shares of Stock held by all Purchasers.

                        (ii) If any Purchaser or its assignees desires to purchase the remaining Offered Stock, such Purchaser must, within a ten (10) day period (the "Purchaser Refusal Period") commencing on the date of the Company's Expiration Notice, give written notice to the Founder and to the Company of such Purchaser's election to purchase the Offered Stock. If any Purchaser does not make such election to purchase the Offered Stock, such declining Purchaser shall give written notice ("Declining Notice") to the remaining Purchasers and the Company and such remaining Purchasers shall have the right to purchase any such shares of Offered Stock, which purchase shall be pro rata if more than one remaining Purchaser elects to make such purchase. An election to purchase the shares of Offered Stock not purchased by the declining Purchaser or Purchasers shall be made by written notice to the other Purchasers and the Company within five (5) days after receipt of the Declining Notice ("Additional Exercise Period").

                        (iii) Within five (5) days after expiration of the Additional Exercise Period, the Company will give written notice (the "Purchasers' Expiration Notice") to the Founder and to the Purchasers specifying either (A) that Offered Stock was subscribed by the Purchasers exercising their Rights of First Refusal or (B) that the Purchasers do not have the right to purchase any of the Offered Stock because the Purchasers did not timely exercise their Right of First Refusal to purchase Offered Stock, in which case the Purchasers' Expiration Notice will specify each Purchaser's share of the Offered Stock with respect to the Right of Co-Sale.

                (d) Purchase Price. The purchase price for the Offered Stock to be purchased by the Company or the Purchasers exercising their Right of First Refusal under this Agreement will be the Offered Price, but will be payable as set forth in Section 3(e) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company, the Purchasers and the Founder absent fraud or error.

                (e) Payment. Payment of the purchase price for the Offered Stock purchased by the Company or by a Purchaser exercising its Right of First Refusal will be made within seven (7) days after



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

the date of the Purchaser's Expiration Notice. Payment of the purchase price will be made by the exercising Company or Purchaser (i) in cash, (ii) by cancellation of all or a portion of any outstanding indebtedness of the Founder to the Company or the Purchaser, as applicable or (iii) by any combination of the foregoing.

                (f) Rights as a Shareholder. If the Purchasers exercise their Rights of First Refusal to purchase the Offered Stock, then, upon the date of the Purchaser's Expiration Notice, the Founder will have no further rights as a holder of the Offered Stock except the right to receive payment for the Offered Stock from the Company or the Purchasers in accordance with the terms of this Agreement, and the Founder will forthwith cause all certificate(s) evidencing such Offered Stock to be surrendered to the Company for transfer to the Company or to the Purchasers.

                (g) Founder's Right to Transfer. If the Company or the Purchasers have not elected to purchase all of the Offered Stock, then, subject to the Right of Co-Sale set forth in Section 4 below, the Founder may transfer that portion of the Offered Stock permitted to be sold by the Founder, to any person named as a purchaser or other transferee in the Founder's Notice, at the Offered Price or at a higher price, provided that such transfer (i) is consummated within ninety (90) days after the date of the Founder's Notice and
(ii) is in accordance with all the terms of this Agreement. If the Offered Stock is not so transferred during such 90 day period, then the Founder may not transfer any of such Offered Stock without complying again in full with the provisions of this Agreement.

        4.      Right of Co-Sale.

                (a) Right of Co-Sale. If the Company and the Purchasers have waived or failed to timely exercise their Rights of First Refusal as to all of the Offered Stock, a Purchaser may transfer to the transferee proposed in the Founder's Notice the Purchaser's Share of the Offered Stock, as such share is specified in the Purchaser's Expiration Notice, by giving written notice to the Founder, within ten (10) days after the date of the Purchaser's Expiration Notice, specifying the number of shares and type of Stock that the Purchaser desires to transfer to the transferee.

                (b) Consummation of Co-Sale. A Purchaser may exercise the Right of Co-Sale by delivering to the Founder at the closing of the transfer of Offered Stock to such transferee (the "Closing") one or more certificates, properly endorsed for Transfer, representing such stock to be transferred by the Purchaser. At the Closing, such certificates or other instruments will be transferred and delivered to the transferee set forth in the Founder's Notice in consummation of the transfer of the Offered Stock pursuant to the terms and conditions specified in such notice, and the Founder will remit, or will cause to be remitted, to the Purchaser within seven (7) days after such Closing that portion of the proceeds of the Transfer to which the Purchaser is entitled by reason of the Purchaser's participation in such transfer pursuant to the Right of Co-Sale.

        5. Multiple Series, Class or Type of Stock. If the Offered Stock consists of more than one series or class or type of Stock, the Purchaser has the right to purchase or transfer hereunder, as the case may be, each such series, class or type; provided, however, that if, as to the Right of Co-Sale, the Purchaser does not hold any of such series, class, or type, and the proposed transferee is not willing, at the Closing, to purchase some other series, class or type of Stock from the Purchaser, or is unwilling to purchase any Stock from the Purchaser, then the Purchaser will have the put right (the "Put Right") set forth in Section 6(b) hereof.

        6.      Refusal to Transfer; Put Right.



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

                (a) Refusal to Transfer. Any attempt by a Founder to transfer any Stock in violation of any provision of this Agreement will be void. The Company will not be required (i) to transfer on its books any Stock that has been sold, gifted or otherwise transferred in violation of this Agreement, or
(ii) to treat as owner of such Stock, or to accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such Stock may have been so transferred.

                (b) Put Right. If a Founder transfers any Stock in contravention of the Purchaser's Right of Co-Sale under this Agreement (a "Prohibited Transfer"), or if the proposed transferee of Offered Stock desires to purchase only the class, series or type of stock offered by a Founder or is unwilling to purchase any Stock from the Purchaser and the provisions of Section 5 hereof apply, the Purchaser may, by delivery of written notice to the Founder (a "Put Notice") within ten (10) days after (i) the Closing as defined in Subsection 4(b) above, or (ii) the date on which the Purchaser becomes aware of the Prohibited Transfer or the terms thereof, require the Founder to purchase from the Purchaser for cash or such other consideration as the Founder received in the Prohibited Transfer or at the Closing that number of shares of Stock (of the same class, series or type as transferred in the Prohibited Transfer or at the Closing if the Purchaser then owns Stock of such class, series or type; otherwise of Common Stock) having a purchase price equal to the aggregate purchase price the Purchaser would have received in the closing of such Prohibited Transfer if the Purchaser had elected to exercise its right of Co-Sale with respect thereto or in the Closing if the proposed transferee had been willing to purchase the Stock of the Purchaser. The closing of such sale to the Founder will occur within seven (7) days after the date of the Purchaser's Put Notice to the Founder.

        7.      Restrictive Legend and Stop-Transfer Orders.

                (a) Right of First Refusal and Co-Sale Legend. The Founders understand and agree that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Stock by the Founders:

        THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT DATED DECEMBER _____, 1996, ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON CERTAIN TRANSFEREES OF THESE SHARES.

                (b) Stop Transfer Instructions. The Founders agree, to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate "stop transfer" certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.

        8.      Termination and Waiver.

                (a) Termination. The Company's and the Purchasers' Right of First Refusal and the Purchasers' Right of Co-Sale will terminate upon the earliest to occur of (i) the IPO, (ii) the dissolution of the Company, or (iii) the effective date of a consolidation or merger with or into another corporation as a result of which the shareholders of the Company prior to such transaction own less than 50% of the outstanding stock of the surviving corporation.



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

                (b) Waiver. The application of the Company's Right of First Refusal and the Purchaser's Right of First Refusal and/or Right of Co-Sale as to any proposed Transfer by any Founder of any Stock may be waived in advance of or after such transfer by the written agreement of the Company and Purchasers holding at least two-thirds (2/3) of the Stock then held by all Purchasers. The Company or the Purchasers will have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to purchase or participate in the sale of Offered Stock, and the Company or the Purchasers will not incur any liability to any other party hereto with respect to exercising or refraining from exercising any such right or rights. Any waiver by a party of its rights hereunder will be effective only if evidenced by a written instrument executed by such party or its authorized representative.

        9.      Miscellaneous Provisions.

                (a) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, facsimile or delivered by courier or overnight delivery, addressed (a) if to the Company, at 470 Mercury Drive, Sunnyvale, California 94086, (b) if to a Purchaser, at the Purchaser's address set forth on Exhibit A to the Purchase Agreement, or at such other address as the Purchaser shall have furnished to the Company in writing, or (c) if to the Founder, at the address set forth on Exhibit B attached hereto. Notices that are delivered personally, by courier or overnight delivery shall be deemed received upon personal delivery, or if delivered by facsimile, upon confirmation of facsimile receipt, or if by mail, three (3) days after deposit in the United States Mail.

                (b) Binding on Successors and Assigns; Inclusion Within Certain Definitions. This Agreement, and the rights and obligations of the parties hereunder, will inure to the benefit of, and be binding upon, their respective successors, assigns, heirs, executors, administrators and legal representatives. Any permitted transferee of the Founders who is required to become a party hereto will be considered "the Founders" for purposes of this Agreement and any permitted transferee of Stock held by a Purchaser will be considered a "Purchaser" for purposes of this Agreement.

                (c) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had (to the extent not enforceable) never been contained herein.

                (d) Amendment. This Agreement may be amended only by a written instrument executed by the Company, the Purchasers holding at least two-thirds (2/3) of the Stock then held by all Purchasers and the Founders, but as to the Founders, this agreement is necessary only if their rights under this Agreement are adversely affected. Notwithstanding anything herein to the contrary, this Agreement may be amended without the consent of any Purchaser to add as a Purchaser any persons who purchase shares on or before February 14, 1997.

                (e) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

                (f) Obligation of Company; Binding Nature of Exercise. The Company agrees to use its best efforts to enforce the terms of this Agreement, to inform the Founders and the Purchasers of any breach hereof (to the extent the Company has knowledge thereof) and to use reasonable efforts to assist the Founders and the Purchasers in the exercise of their rights and the performance of their



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

obligations hereunder. Any exercise of the Right of First Refusal or Right of Co-Sale will be binding upon the party so exercising, and may not be withdrawn without the written consent of the Founders, except that such exercise may be withdrawn unilaterally by the exercising party if there is any legal prohibition as to a party's consummation of its purchase or sale hereunder.

                (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all such counterparts together will constitute one and the same instrument.

                (h) Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

                (i) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the specific subject mater hereof and supersedes in their entirety all other agreements or understandings between or among the parties hereto with respect to such specific subject matter.



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

        IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.


                                        NETRIGHT TECHNOLOGIES, INC.

                                        By:
                                           -------------------------------------
                                           Mahmood Panjwani, President

                                        THE FOUNDERS


                                        ----------------------------------------
                                        in his individual capacity


                                        ----------------------------------------
                                        in his individual capacity


                                        ----------------------------------------
                                        in his individual capacity


                                        PURCHASERS:


                                        ----------------------------------------
                                        Print Name

                                        ----------------------------------------
                                        Title

                                        ----------------------------------------
                                        Signature

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

FIRST CLOSING
DECEMBER 27, 1996

                                               Number of Shares of Series
Name                                           A Preferred
----                                           --------------------------
Anthelion Capital, LLC                                  211,268
Anil Singh                                              140,845
Mo Virani                                               135,994
Iqbal Sadruddin                                         257,434
Rajdak Investments, LLC                                 140,845
   Total                                                886,386

SECOND CLOSING
MARCH 14, 1997

                                               Number of Shares of Series
Name                                           A Preferred
----                                           --------------------------
GCWF Investment Partners                                35,211
Phuc Kim Lam and Nguyet Thu Thi Le                      24,507
Anwar Mohammed                                          35,211
Anh N. Nguyen and Chi N. Lam                            24,507
Akber Panjwani and Karim Panjwani                       29,295
Naushad Rashid                                          35,211
Unterberg Harris Private Equity Partners, L.P.         352,112
Unterberg Harris Private Equity Partners, L.P.         352,113
Rajesh Vashist                                          53,520
Karim Walji                                             39,718
   Total                                               981,405
   Grand Total                                       1,867,791

                                    EXHIBIT B

                                    Founders

Name                                        Shares of Common Stock
----                                        ----------------------
Mahmood Panjwani                                   3,000,000
85 Southdown Court
Hillsborough, CA 94010

Rafiq Mohammadi                                    3,000,000
360 E. Randolph #4003
Chicago, IL 60601

                             AMENDMENT NUMBER ONE TO
                           RIGHT OF FIRST REFUSAL AND
                                CO-SALE AGREEMENT

        This Amendment Number One to Right of First Refusal and Co-Sale Agreement (this "Amendment") is made as of August 28, 1997, by and among NetRight Technologies, Inc. (the "Company"), Mahmood Panjwani and Rafiq Mohammadi (collectively the "Founders") and the undersigned stockholders of the Company (collectively, the "Purchasers").

                                    RECITALS

        A. Investors who purchased shares of Series A Preferred Stock of the Company pursuant to the Company's Series A Preferred Stock Purchase Agreement dated as of December 27, 1996 (the "Purchase Agreement") entered into a Right of First Refusal and Co-Sale Agreement dated as of December 27, 1996 (the "Co-Sale Agreement").

        B. Contemporaneously herewith, the Purchase Agreement is being amended pursuant to Amendment Number One thereto (the "Purchase Agreement Amendment") dated as of this date, to permit the Company to sell through August 15, 1997 (the "Extended Date") an additional 985,917 shares of Series A Preferred Stock (the "Additional Series A Shares").

        C. The Purchasers desire that each Investor (as defined in the Purchase Agreement Amendment) purchasing Additional Series A Shares pursuant to the Purchase Agreement Amendment have all rights of a "Purchaser" with respect to the Additional Series A Shares purchased by such Investor under the Co-Sale Agreement, as amended hereby, on the terms set forth in this Amendment.

                                   AGREEMENT

        The parties hereto, intending to be legally bound, hereby agree as follows:

        1. Definitions. Unless otherwise defined or specified in this Amendment, all capitalized terms used herein will have the meanings set forth in the Co-Sale Agreement.

        2. Rights and Obligations of Purchasers. For all purposes of the Co-Sale Agreement, effective upon the satisfaction of Section 3 below and the execution and delivery of this Amendment by the Company, the Founders and a Purchaser on or prior to the Extended Date, each Investor will be a "Purchaser."

        3. Effectiveness of Amendment. This Amendment will not be effective unless this Amendment (or a separate consent with the same purpose) has been executed and delivered by the Company, the Founders and Purchasers (as defined in the Co-Sale Agreement) holding at least two-thirds (2/3) of the Stock held by all Purchasers and the Founders as of the date of this Amendment.

        4. Continued Effect. Except as otherwise expressly provided herein, the Co-Sale Agreement will continue in full force and effect, in accordance with its terms.



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

        5. Miscellaneous. This Amendment will be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. This Amendment constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subjects. This Amendment may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. Any provision of this Amendment may be waived or modified only in accordance with the provisions set forth in
Section 9(d) of the Co-Sale Agreement.

        The parties have executed this Amendment as of the date first above written.


NETRIGHT TECHNOLOGIES, INC.             FOUNDERS:

By:
------------------------------          ----------------------------------------
   Mahmood Panjwani, President          Mahmood Panjwani


                                        ----------------------------------------
                                        Rafiq Mohammadi


                                        PURCHASER:

                                        Name:
                                             -----------------------------------
                                                 (Please print or type)

                                        Signature:
                                                  ------------------------------

                                        Address:
                                                --------------------------------

                             AMENDMENT NUMBER TWO TO
                           RIGHT OF FIRST REFUSAL AND
                                CO-SALE AGREEMENT

        This Amendment Number Two to Right of First Refusal and Co-Sale Agreement (this "Amendment") is made as of December 15, 1997, by and among NetRight Technologies, Inc. (the "Company"), Mahmood Panjwani and Rafiq Mohammadi (collectively the "Founders") and each of the persons named in Schedule A attached hereto (collectively, the "Purchasers" and individually, a "Purchaser").

                                    RECITALS

        A. Investors who purchased shares of Series A Preferred Stock of the Company pursuant to the Company's Series A Preferred Stock Purchase Agreement dated as of December 27, 1996 (the "Series A Purchase Agreement") entered into a Right of First Refusal and Co-Sale Agreement dated as of December 27, 1996 (the "Co-Sale Agreement").

        B. The Series A Purchase Agreement and Co-Sale Agreement were subsequently amended to extend the closing date of sales of Series A Preferred Stock under to the Series A Purchase Agreement to February 28, 1997 and March 14, 1997 pursuant to letter agreements dated February 13, 1997 and March 4, 1997, respectively.

        C. Certain other investors who purchased shares of Series A Preferred Stock of the Company pursuant to Amendment Number One to the Series A Purchase Agreement dated as of August 28, 1997 entered into Amendment Number One of the Co-Sale Agreement to receive rights of "Purchasers" under the Co-Sale Agreement (the Co-Sale Agreement, as previously amended hereafter referred to as the "Amended Co-Sale Agreement").

        D. The Company and certain of the Purchasers are entering into a Series B Preferred Stock Purchase Agreement dated as of the date of this Amendment (the "Series B Purchase Agreement"), pursuant to which, subject to the satisfaction of certain conditions, such Purchasers are agreeing to purchase from the Company a total of up to 3,200,000 shares of Series B Preferred Stock of the Company (the "Series B Preferred Stock") on the terms set forth in the Series B Purchase Agreement in an initial closing on the date hereof (the "Initial Closing Date") and in one or more additional closing through March 15, 1998 (the "Final Closing Date").

        E. The parties to the Amended Co-Sale Agreement desire that each Purchaser purchasing shares of Series B Preferred Stock pursuant to the Series B Purchase Agreement have all rights of a "Purchaser" under the Amended Co-Sale Agreement, as amended hereby, on the terms set forth in this Amendment.

                                    AGREEMENT

        The parties hereto, intending to be legally bound, hereby agree as follows:

        1. Definitions. Unless otherwise defined or specified in this Amendment, all capitalized terms used herein will have the meanings set forth in the Amended Co-Sale Agreement.

        2. Rights and Obligations of Purchasers. For all purposes of the Amended Co-Sale Agreement, effective upon the (i) purchase by any Purchaser of shares of the Company's Series B Preferred Stock at the closing of the sale and purchase of shares under the Series B Purchase Agreement; (ii) the execution and delivery by such Purchaser of a signature page to this Amendment; (iii) the execution and delivery by the Company of a signature page to this Amendment; and
(iv) the satisfaction of the conditions of Section 3 of this Amendment, such Purchaser of shares of Series B Preferred Stock will be a "Purchaser" for all purposes of the Amended Co-Sale Agreement, as amended hereby.

        3. Effectiveness of Amendment. This Amendment will not be effective unless this Amendment (or a separate consent with the same purpose) has been executed and delivered by the Company, the Founders and Purchasers (as defined in the Amended Co-Sale Agreement) holding at least two-thirds (2/3) of the Stock held by all Purchasers and the Founders as of the date of this Amendment. Notwithstanding anything herein to the contrary, Purchasers purchasing Series B Preferred Stock through the Final Closing Date may be added as a "Purchaser" for the purposes of the Amended Co-Sale Agreement without the consent of any Founder. Purchasers (as defined in the Amended Co-Sale Agreement) or prior Purchasers of Series B Preferred Stock.

        4. Continued Effect. Except as otherwise expressly provided herein, the Amended Co-Sale Agreement will continue in full force and effect, in accordance with its terms.

        5. Miscellaneous. This Amendment will be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. This Amendment constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subjects. This Amendment may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. Any provision of this Amendment may be waived or modified only in accordance with the provisions set forth in
Section 9(d) of the Co-Sale Agreement.

        The parties have executed this Amendment as of the date first above written.


NETRIGHT TECHNOLOGIES, INC.             PURCHASER:

By:
   ------------------------------       Name:
   Mahmood Panjwani, President               -----------------------------------
                                                   (Please print or type)

                                        By:
                                           -------------------------------------
                                                   (Please print or type)

                                        Signature:
                                                  ------------------------------
                                                   (Please print or type)


                                        Address:
                                                --------------------------------
                                                   (Please print or type)


FOUNDERS:

---------------------------------       ----------------------------------------
Mahmood Panjwani                        Rafiq Mohammadi

                                   Schedule A

           Purchaser                     Series A Shares                 Series B Shares
           ---------                     ---------------                 ---------------
Anthelion Capital LLC                        352,113

GCWF Investment Partners                      35,211

Phuc Kim Lam/Nguyet Thu Thi Le                38,592

Anwar Mohammed                                49,296

Anh N. Nguyen/Chi N. Lam                      38,592

Akber Panjwani/Karim Panjwani                 29,295

Rajdak Investments LLC                       281,690

Naushad Rashid                                35,211

Iqbal Sadruddin                              257,434

Anil Singh                                   140,845

Unterberg Harris Private                     754,366
Equity Partners L.P.

Unterberg Harris, L.P.                       323,940

Unterberg Harris 40lK Profit                  14,086
Sharing Plan FBO Alex Bernstein

Unterberg Harris 401KProfit                   14,086
Sharing Plan FBO Mary Beth Poggi

Unterberg Harris Private
Equity Partners, C.V.                        161,127

Rajesh Vashist                                81,689
Moez Virani and Vivienne Virani              206,417
TTEES of the Virani Family `93
Revocable Trust

Karim Walji                                   39,718

Louis Leitz Digital GmbH & Co.                                              1,273,885
Andrew G. Celli Jr. and James
E. Satloff, Trustee U/D/T
5/19/93 FBO Rebecca Rose Celli                                                 15,923

Andrew G. Celli Jr. and James                                                  15,923
E. Satloff, Trustee U/D/T
5/19/93 FBO Dustin Nathaniel
Satloff

Andrew G. Celli Jr. and James                                                  15,923
E. Satloff, Trustee FBO Hannah
Andrea Celli Trust

           Purchaser                     Series A Shares                 Series B Shares
           ---------                     ---------------                 ---------------
Andrew G. Celli Jr. and James                                                  15,923
E. Satloff, Trustee FBO
Theodore Jean Satloff

Robert Harris, Jr.                                                            127,388

A. Robert Towbin, Trustee FBO                                                  31,847
Lisa Olim dated 5/8/96

A. Robert Towbin, Trustee FBO                                                  31,847
Barry Towbin dated 5/8/96

C.E. Unterberg, Towbin LLC                                                    127,388

A. Robert Towbin                                                               63,694

Unterberg Harris Private Equity                                               262,420
Partners L.P.

Unterberg Harris Private Equity                                                56,050
Partners, CV

Thomas I. Unterberg                                                           127,388

NEA Ventures 1998, Limited                                                      1,592
Partners

New Enterprise Associates VII,                                              1,016,886
Limited Partnership

NEA Presidents Fund, L.P.                                                      15,923

                            AMENDMENT NUMBER THREE TO
                           RIGHT OF FIRST REFUSAL AND
                                CO-SALE AGREEMENT

        This Amendment Number Three to Right of First Refusal and Co-Sale Agreement (this "Amendment") is made as of September 28, 1998, by and among NetRight Technologies, Inc. (the "Company"), Mahmood Panjwani and Rafiq Mohammadi (collectively the "Founders") and each of the persons named in Schedule A attached hereto (collectively, the "Purchasers" and individually, a "Purchaser").

                                    RECITALS

        A. Investors who purchased shares of Series A Preferred Stock of the Company pursuant to the Company's Series A Preferred Stock Purchase Agreement dated as of December 27, 1996 (the "Series A Purchase Agreement") entered into a Right of First Refusal and Co-Sale Agreement dated as of December 27, 1996 (the "Co-Sale Agreement").

        B. The Series A Purchase Agreement and Co-Sale Agreement were subsequently amended to extend the closing date of sales of Series A Preferred Stock under to the Series A Purchase Agreement to February 28, 1997 and March 14, 1997 pursuant to letter agreements dated February 13, 1997 and March 4, 1997, respectively.

        C. Certain other investors who purchased shares of Series A Preferred Stock of the Company pursuant to Amendment Number One to the Series A Purchase Agreement dated as of August 28, 1997 entered into Amendment Number One of the Co-Sale Agreement to receive rights of "Purchasers" under the Co-Sale Agreement.

        D. Investors who purchased shares at Series B Preferred Stock of the Company pursuant to the Company's Series B Preferred Stock Purchase Agreement dated as of December 15, 1997 (the "Series B Purchase Agreement") entered into Amendment Number Two of the Co-Sale Agreement to receive rights of "Purchasers" under the Co-Sale Agreement (the Co-Sale Agreement, as previously amended hereafter referred to as the "Amended Co-Sale Agreement").

        E. The Company and certain of the Purchasers are entering into a Series C Preferred Stock Purchase Agreement dated as of the date of this Amendment (the "Series C Purchase Agreement"), pursuant to which, subject to the satisfaction of certain conditions, such Purchasers are agreeing to purchase from the Company a total of up to 2,100,000 shares of Series C Preferred Stock of the Company (the "Series C Preferred Stock") on the terms set forth in the Series C Purchase Agreement in an initial closings on the date hereof (the "Initial Closing Date") and in one or more additional closing through the Additional Closing Deadline (as defined in the Series C Purchase Agreement).

        F. The parties to the Amended Co-Sale Agreement desire that each Purchaser purchasing shares of Series C Preferred Stock pursuant to the Series C Purchase Agreement have all rights of a "Purchaser" under the Amended Co-Sale Agreement, as amended hereby, on the terms set forth in this Amendment.

                                    AGREEMENT

        The parties hereto, intending to be legally bound, hereby agree as follows:

        1. Definitions. Unless otherwise defined or specified in this Amendment, all capitalized terms used herein will have the meanings set forth in the Amended Co-Sale Agreement.

        2. Rights and Obligations of Purchasers. For all purposes of the Amended Co-Sale Agreement, effective upon the (i) purchase by any Purchaser of shares of the Company's Series C Preferred Stock at a closing under the Series C Purchase Agreement; (ii) the execution and delivery by such Purchaser of a signature page to this Amendment; (iii) the execution and delivery by the Company of a signature page to this Amendment; and (iv) the satisfaction of the conditions of Section 3 of this Amendment, such Purchaser of shares of Series C Preferred Stock will be a "Purchaser" for all purposes of the Amended Co-Sale Agreement, as amended hereby.

        3. Effectiveness of Amendment. This Amendment will not be effective unless this Amendment (or a separate consent with the same purpose) has been executed and delivered by the Company, the Founders and Purchasers (as defined in the Amended Co-Sale Agreement) holding at least two-thirds (2/3) of the Stock held by all Purchasers and the Founders as of the date of this Amendment. Notwithstanding anything herein to the contrary, Purchasers purchasing Series C Preferred Stock through the Additional Closing Deadline may be added as a "Purchaser" for the purposes of the Amended Co-Sale Agreement without the consent of any Founder, Purchasers (as defined in the Amended Co-Sale Agreement) or prior Purchasers of Series C Preferred Stock.

        4. Continued Effect. Except as otherwise expressly provided herein, the Amended Co-Sale Agreement will continue in full force and effect, in accordance with its terms.

        5. Miscellaneous. This Amendment will be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. This Amendment constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subjects. This Amendment may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. Any provision of this Amendment may be waived or modified only in accordance with the provisions set forth in
Section 9(d) of the Co-Sale Agreement.

        The parties have executed this Amendment as of the date first above written.


NETRIGHT TECHNOLOGIES, INC.             PURCHASER:

By:                                     Name:
   --------------------------------          -----------------------------------
     Mahmood Panjwani, President                  (Please print or type)

                                        By:
                                           -------------------------------------
                                                  (Please print or type)

                                        Title:
                                              ----------------------------------
                                                  (Please print or type)

                                        Signature:
                                                  ------------------------------


FOUNDERS:


-----------------------------------     ----------------------------------------
Mahmood Panjwani                        Rafiq Mohammadi




                                 AMENDMENT NUMBER THREE TO
                                RIGHT OF FIRST REFUSAL AND
                                     CO-SALE AGREEMENT

                        Schedule A to Amendment Three to
                  Right of First Refusal and Co-Sale Agreement

           Purchaser                   Series A Shares        Series B Shares      Series C Shares
           ---------                   ---------------        ---------------      ---------------
Anthelion Capital LLC                      352,113

GCWF Investment Partners                    35,211

Phuc Kim Lam/Nguyet Thu Thi Le              38,592

Anwar Mohammed                              49,296

Anh N. Nguyen/Chi N. Lam                    38,592

Akber Panjwani/Karim Panjwani               29,295

Rajdak Investments LLC                     281,690

Naushad Rashid                              35,211

Iqbal Sadruddin                            257,434

Anil Singh                                 140,845

Unterberg Harris Private Equity            754,366
Partners L.P.

Unterberg Harris, L.P.                     323,940

Unterberg Harris 40lK Profit                14,086
Sharing Plan FBO Alex Bernstein

Unterberg Harris 401KProfit                 14,086
Sharing Plan FBO Mary Beth Poggi

Unterberg Harris Private Equity            161,127
Partners, C.V.

Rajesh Vashist                              81,689

Moez Virani and Vivienne Virani            206,417
TTEES of the Virani Family `93
Revocable Trust

           Purchaser                   Series A Shares        Series B Shares      Series C Shares
           ---------                   ---------------        ---------------      ---------------
Karim Walji                                39,718

Louis Leitz Digital GmbH & Co.                                   1,273,885

Andrew G. Celli Jr. and James                                       15,923
E. Satloff, Trustee U/D/T
5/19/93 FBO Rebecca Rose Celli

Andrew G. Celli Jr. and James                                       15,923
E. Satloff, Trustee U/D/T
5/19/93 FBO Dustin Nathaniel
Satloff

Andrew G. Celli Jr. and James                                       15,923
E. Satloff, Trustee FBO Hannah
Andrea Celli Trust

Andrew G. Celli Jr. and James                                       15,923
E. Satloff, Trustee FBO
Theodore Jean Satloff

Robert Harris, Jr.                                                 127,388

A. Robert Towbin, Trustee FBO                                       31,847
Lisa Olim dated 5/8/96

A. Robert Towbin, Trustee FBO                                       31,847
Barry Towbin dated 5/8/96

C.E. Unterberg, Towbin LLC                                         127,388

A. Robert Towbin                                                    63,694

Unterberg Harris Private Equity                                    262,420
Partners L.P.

Unterberg Harris Private Equity                                     56,050
Partners, CV

Thomas I. Unterberg                                                127,388

NEA Ventures 1998, Limited                                           1,592               1,191
Partners

New Enterprise Associates VII,                                   1,016,886           1,692,503
Limited Partnership

NEA Presidents Fund, L.P.                                           15,923              11,905

Brian Asplund                                                                           47,619

           Purchaser                   Series A Shares        Series B Shares      Series C Shares
           ---------                   ---------------        ---------------      ---------------
Kannan Ayyar                                                                           50,000

James Dorian                                                                           50,000

GCWF Investment Partners                                                               23,810

Victoria W-Y Lee                                                                        2,381

Thomas P. Sweeney                                                                       8,571

Cornerstone Properties I, LLC                                                          91,429